As filed with the Securities and Exchange Commission on July 27, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

SMART & FINAL STORES, INC.

(Exact name of registrant as specified in its charter)

Delaware	80-0862253
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

600 Citadel Drive

Commerce, California 90040
(Address, including zip Code, of Principal Executive Offices)

Smart & Final Stores, Inc. Amended and Restated 2014 Stock Incentive Plan

(formerly known as “Smart & Final Stores, Inc. 2014 Stock Incentive Plan”)

(Full title of the plan)

Leland P. Smith

Senior Vice President and General Counsel

Smart & Final Stores, Inc.

600 Citadel Dr.

Commerce, CA 90040

(323) 869-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Philippa M. Bond, Esq.

Proskauer Rose LLP

2049 Century Park East, 32nd Floor

Los Angeles, California 90067

Tel (310) 557-2900

Fax (310) 557-2193

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of ‘‘large accelerated filer,’’ ‘‘accelerated filer,’’ ‘‘smaller reporting company,’’ and ‘‘emerging growth company’’ in Rule 12b—2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒

Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $0.001 per share	3,700,000	7.8375	(3)	$28,998,750	$3,360.96

(1)  This Registration Statement covers 3,700,000 shares of the common stock, par value $0.001 per share (the “Common Stock”), of Smart & Final Stores, Inc. (the “Registrant”) available for issuance under the Smart & Final Stores, Inc. Amended and Restated 2014 Stock Incentive Plan (the “2014 Plan”).  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of the Registrant that become issuable under the Plans to prevent dilution by reason of any stock split, stock dividend or similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of Common Stock.

(2)  The shares of Common Stock registered by this registration statement are in addition to an aggregate of 5,500,000 shares of common stock of the Registrant previously registered on Form S-8 (Registration No. 333-198886) filed with respect to the 2014 Plan.

(3)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act on the basis of $7.8375 per share of Common Stock, which is the average of the high and low price per share of Common Stock as reported by the New York Stock Exchange on July 24, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by the Registrant for the purpose of registering an additional 3,700,000 shares of the Registrant’s Common Stock reserved for issuance under the 2014 Plan (as amended on March 13, 2017), as approved by the Registrant’s stockholders at the Registrant’s 2017 annual meeting of stockholders on May 23, 2017.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-198886) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on September 23, 2014.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit Document
3.1

Second Amended and Restated Certificate of Incorporation of Smart & Final Stores, Inc. (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

3.2

Second Amended and Restated Bylaws of Smart & Final Stores, Inc. (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

5.1	Opinion of Proskauer Rose LLP.

10.1

Smart & Final Stores, Inc. Amended and Restated 2014 Stock Incentive Plan (filed as Exhibit 1 to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-36626) and incorporated by reference herein).

10.2

Non-Qualified Stock Option Agreement Pursuant to the Smart & Final Stores, Inc. 2014 Stock Incentive Plan, dated as of September 23, 2014, by and between Smart & Final Stores, Inc. and David G. Hirz (filed as Exhibit 10.13.1 to the Registrant’s Annual Report on Form 10-K, filed on March 17, 2017, and incorporated by reference herein).

10.3

Amendment to Non-Qualified Stock Option Agreement Pursuant to the Smart & Final Stores, Inc. 2014 Stock Incentive Plan, effective July 20, 2016 (David G. Hirz) (filed as Exhibit 10.13.2 to the Registrant’s Annual Report on Form 10-K, filed on March 17, 2017, and incorporated by reference herein).

10.4

Amendment to Non-Qualified Stock Option Agreement Pursuant to the Smart & Final Stores, Inc. 2014 Stock Incentive Plan, effective July 20, 2016 (David G. Hirz) (filed as Exhibit 10.13.3 to the Registrant’s Annual Report on Form 10-K, filed on March 17, 2017, and incorporated by reference herein).

10.5

Non-Qualified Stock Option Agreement Pursuant to the Smart & Final Stores, Inc. 2014 Stock Incentive Plan, effective September 23, 2014, by and between Smart & Final Stores, Inc. and Richard N. Phegley (filed as Exhibit 10.13.4 to the Registrant’s Annual Report on Form 10-K, filed on March 17, 2017, and incorporated by reference herein).

10.6

Restricted Stock Agreement Pursuant to the Smart & Final Stores, Inc. 2014 Stock Incentive Plan, dated as of September 23, 2014, by and between Smart & Final Stores, Inc. and Richard N. Phegley (filed as Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K, filed on March 17, 2017, and incorporated by reference herein).

10.7

Amendment to Restricted Stock Agreement Pursuant to the Smart & Final Stores, Inc. 2014 Stock Incentive Plan, effective July 20, 2016 (David G. Hirz) (filed as Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K, filed on March 17, 2017, and incorporated by reference herein).

10.8

Restricted Stock Agreement Pursuant to the Smart & Final Stores, Inc. Amended and Restated 2014 Stock Incentive Plan, dated as of May 25, 2017, by and between Smart & Final Stores, Inc. and David G. Hirz (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on May 26, 2017, and incorporated by reference herein).

23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California, on July 27, 2017.

SMART & FINAL STORES, INC.

By:	/s/ DAVID G. HIRZ
David G. Hirz
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints David G. Hirz, Richard N. Phegley and Leland P. Smith, and each of them individually, with full power of substitution and resubstitution, his true and lawful attorney-in fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue of this Power of Attorney. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/S/ DAVID G. HIRZ	President, Chief Executive Officer (Principal Executive Officer) and Director	July 27, 2017
David G. Hirz

By:	/s/ RICHARD N. PHEGLEY	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	July 27, 2017
Richard N. Phegley

By:	/s/ DAVID B. KAPLAN	Chairman of the Board	July 27, 2017
David B. Kaplan

By:	/s/ NORMAN H. AXELROD	Director	July 27, 2017
Norman H. Axelrod

By:	/s/ ANDREW A. GIANCAMILLI	Director	July 27, 2017
Andrew A. Giancamilli

By:	/s/ DENNIS T. GIES	Director	July 27, 2017
Dennis T. Gies

By:	/s/ PAUL N. HOPKINS	Director	July 27, 2017
Paul N. Hopkins

By:	/s/ ELAINE K. RUBIN	Director	July 27, 2017
Elaine K. Rubin

By:	/s/ JOSEPH S. TESORIERO	Director	July 27, 2017
Joseph S. Tesoriero

By:	/s/ KENNETH I. TUCHMAN	Director	July 27, 2017
Kenneth I. Tuchman

INDEX TO EXHIBITS

Exhibit Number	Exhibit Document

3.1

Second Amended and Restated Certificate of Incorporation of Smart & Final Stores, Inc. (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

3.2

Second Amended and Restated Bylaws of Smart & Final Stores, Inc. (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-196931) and incorporated by reference herein).

5.1	Opinion of Proskauer Rose LLP.

10.1

Smart & Final Stores, Inc. Amended and Restated 2014 Stock Incentive Plan (filed as Exhibit 1 to the Registrant’s Definitive Proxy Statement on Schedule 14A (File No. 001-36626) and incorporated by reference herein).

10.2

Non-Qualified Stock Option Agreement Pursuant to the Smart & Final Stores, Inc. 2014 Stock Incentive Plan, dated as of September 23, 2014, by and between Smart & Final Stores, Inc. and David G. Hirz (filed as Exhibit 10.13.1 to the Registrant’s Annual Report on Form 10-K, filed on March 17, 2017, and incorporated by reference herein).

10.3

Amendment to Non-Qualified Stock Option Agreement Pursuant to the Smart & Final Stores, Inc. 2014 Stock Incentive Plan, effective July 20, 2016 (David G. Hirz) (filed as Exhibit 10.13.2 to the Registrant’s Annual Report on Form 10-K, filed on March 17, 2017, and incorporated by reference herein).

10.4

Amendment to Non-Qualified Stock Option Agreement Pursuant to the Smart & Final Stores, Inc. 2014 Stock Incentive Plan, effective July 20, 2016 (David G. Hirz) (filed as Exhibit 10.13.3 to the Registrant’s Annual Report on Form 10-K, filed on March 17, 2017, and incorporated by reference herein).

10.5

Non-Qualified Stock Option Agreement Pursuant to the Smart & Final Stores, Inc. 2014 Stock Incentive Plan, effective September 23, 2014, by and between Smart & Final Stores, Inc. and Richard N. Phegley (filed as Exhibit 10.13.4 to the Registrant’s Annual Report on Form 10-K, filed on March 17, 2017, and incorporated by reference herein).

10.6

Restricted Stock Agreement Pursuant to the Smart & Final Stores, Inc. 2014 Stock Incentive Plan, dated as of September 23, 2014, by and between Smart & Final Stores, Inc. and Richard N. Phegley (filed as Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K, filed on March 17, 2017, and incorporated by reference herein).

10.7

Amendment to Restricted Stock Agreement Pursuant to the Smart & Final Stores, Inc. 2014 Stock Incentive Plan, effective July 20, 2016 (David G. Hirz) (filed as Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K, filed on March 17, 2017, and incorporated by reference herein).

10.8

Restricted Stock Agreement Pursuant to the Smart & Final Stores, Inc. Amended and Restated 2014 Stock Incentive Plan, dated as of May 25, 2017, by and between Smart & Final Stores, Inc. and David G. Hirz (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on May 26, 2017, and incorporated by reference herein).

23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).